EXHIBIT 5.1

12531 HIGH BLUFF DRIVE SAN DIEGO, CALIFORNIA 92130-2040 TELEPHONE: 858.720.5100 FACSIMILE: 858.720.5125 WWW.MOFO.COM

MORRISON & FOERSTER LLP

NEW YORK, SAN FRANCISCO,
LOS ANGELES, PALO ALTO,
SACRAMENTO, SAN DIEGO,
DENVER, NORTHERN VIRGINIA,
WASHINGTON, D.C.

TOKYO, LONDON, BRUSSELS,
BEIJING, SHANGHAI, HONG KONG
SINGAPORE

February 7, 2013

Imprimis Pharmaceuticals, Inc.

437 South Highway 101, Suite 209

Solana Beach, CA 92075

Re:

Registration Statement on Form S-1

Filed pursuant to Rule 462(b) under the Securities Act of 1933

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1 (the “Registration Statement”) of Imprimis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission on February 7, 2013 pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of an additional 254,096 shares (the “Additional Shares”) of the Company’s common stock, $0.001 par value per share (which includes shares subject to the underwriters’ over-allotment option).  An aggregate of 1,861,904 shares of the Company’s common stock was registered pursuant to the Company’s Registration Statement on Form S-1 (No. 333-182846), which was declared effective by the Commission on February 7, 2013.  The Additional Shares are to be sold to the underwriters named in the Registration Statement for resale to the public.

As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance by the Company of the Additional Shares.  We are of the opinion that the Additional Shares to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the prospectus included or incorporated by reference therein.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP